SONO-TEK CORPORATION
                             2012 Route 9W, Bldg. 3
                             Milton, New York 12547

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  TO BE HELD ON

                               SEPTEMBER 23, 1999

The 1999 Annual Meeting of Shareholders of Sono-Tek Corporation ( the "Company") will be held in the Stewart Room at the Ramada Inn, 1055 Union Avenue, Newburgh, NY 12550 on September 23, 1999 at 10:00 A.M., local time, for the following purposes:

         1. To elect three (3) Directors of the Company to serve until the 2001 Annual Meeting of Shareholders of the Company.

         2. To increase the number of authorized shares of the Company's common stock from 12,000,000 shares to 25,000,000 shares.

         3. To increase the number of shares of common stock issuable under the 1993 Stock Incentive Plan from 750,000 shares to 1,500,000 shares.

         4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending February 29, 2000.

         5. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on August 4, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of shareholders entitled to vote will be available for examination by interested shareholders at the offices of the Company, 2012 Route 9W, Bldg. 3, Milton, New York 12547 during ordinary business hours until the meeting.


Claudine Y. Corda, Secretary


                             Dated: August 30, 1999


             YOUR VOTE IS IMPORTANT. EVEN IF YOU DESIRE TO ABSTAIN,

          PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING

                             POSTAGE PAID ENVELOPE.

                              SONO-TEK CORPORATION
                             2012 Route 9W, Bldg. 3
                             Milton, New York 12547

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 23, 1999

The accompanying proxy is solicited by the Board of Directors of SONO-TEK CORPORATION, a New York corporation (the "Company"), for use at the 1999 Annual Meeting of Shareholders of the Company to be held on September 23, 1999.

All Proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the shareholder's instructions contained in such Proxy. In the absence of contrary instructions, shares represented by such proxy will be voted
(i) FOR approval of the election of each of the individuals nominated as Directors set forth herein, (ii) FOR approval to increase the number of authorized shares of the Company from 12,000,000 shares to 25,000,000 shares,
(iii) FOR the approval to increase the number of shares issuable under the 1993 Stock Incentive Plan from 750,000 shares to 1,500,000 shares, and (iv) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending February 29, 2000. A shareholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its offices in Milton, New York either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the 1999 Annual Meeting and expressing a desire to vote his or her shares in person. All costs of this solicitation are to be borne by the Company.

Abstentions will be treated as shares present and entitled to vote for quorum purposes but as not voted for purposes of determining the approval of any matters submitted to the shareholders for a vote. Except as otherwise provided by law or by the Company's certificate of incorporation or bylaws, abstentions will not be counted in determining whether a matter has received a majority of votes cast. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Broker non-votes are not counted for quorum purposes.

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, the Proxy, and the 1999 Annual Report to Shareholders are intended to be mailed on or about August 30, 1999 to shareholders of record at the close of business on August 4, 1999. At said record date, the Company had 8,065,628 outstanding shares of common stock.

                          ITEM 1. ELECTION OF DIRECTORS

The Board of Directors is divided into two classes. The Directors in each class are to serve for a term of two years, and until their respective successors are duly elected and qualify. Three (3) Directors will be elected at the Annual Meeting by plurality vote to hold office until the Company's 2001 Annual Meeting of Shareholders and until their successors shall be duly elected and shall qualify.

Management intends to vote the accompanying Proxy FOR election as Directors of the Company, the nominees named below, unless the Proxy contains contrary instructions. Proxies that direct the Proxy holders to withhold voting in the matter of electing Directors will not be voted as set forth above. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. On all matters that may properly come before the 1999 Annual Meeting, each share has one vote. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

NOMINEES FOR DIRECTORS

Nominees for election to term expiring 2001

The following three persons, each of whom is currently serving as a Director, are nominated for election as Directors of the Company to hold office until the Company's 2001 Annual Meeting of Shareholders.

John J. Antretter, 36, has been a consultant to the Company since November 1998, and a Director since February 1999. He has served as Acting Chief Executive Officer and President of the Company's subsidiary, S&K Products International, Inc. ("S&K"), since its acquisition by the Company on August 3, 1999. From January 1996 through September 1998, Mr. Antretter was Chairman and CEO of Technology Manufacturing & Design Inc. (TMD), an Austin, TX based contract electronics manufacturing firm. Prior to joining TMD, he was the CEO and a Director of Plasmaco, Inc., a developer of flat panel display systems from 1994 to 1996. In January 1996, Mr. Antretter negotiated the sale of Plasmaco to Panasonic. Mr. Antretter has additional experience in the venture capital and investment banking fields, and was a commercial lending officer for the Bank of New York. Mr. Antretter received his MBA from Fordham University in 1989.

Dr. Harvey L. Berger, 60, has been a Director of the Company since June 1975. He was President of the Company from November 1981 to September 1984. He has again been President of the Company since September 1985. From September 1986 to September 1988, he also served as Treasurer. He was Vice Chairman of the Company from March 1981 to September 1985. He holds a Ph.D. in Physics from Rensselaer Polytechnic Institute.

Christopher L. Coccio, 58, has been a Director of the Company since June 1998. Mr. Coccio has been the Vice President of Business Development at Accumetrics Associates since January 1998. From 1996 to 1998 he was a consultant to the New York State Legislative Commission on Science and Technology. From 1964 to 1996 he held various management positions at General Electric Company. He received a B.S. from Stevens Institute of Technology, a M.S. from the University of Colorado and a Ph.D. from Rensselaer Polytechnic Institute.


DIRECTORS CONTINUING AS DIRECTOR

The following four persons named below are currently serving as Directors of the Company. Their term expires at the 2000 Annual Meeting of Shareholders.

James L. Kehoe, 53, has been Chairman of the Board since May 1999, Chief Executive Officer of the Company since August 1993 and a Director of the Company since June 1991. Prior to that, he was President and Chief Executive Officer of Plasmaco, Inc., which he founded in 1987 and remained as President and CEO until July 1993. Plasmaco is involved in the development and manufacture of AC plasma flat panel displays. From 1965 to 1987 Mr. Kehoe was employed by International Business Machines Corporation where he held a variety of engineering and management positions.

Kevin Schumacher, 38, has been a Director of the Company since August 3, 1999. He joined S&K in 1985 and managed the engineering, production, assembly and test, plant management and field support departments. S&K previously filed a petition under Chapter 11 of the Bankruptcy Code. S&K was reorganized pursuant to a Plan of Reorganization which was confirmed by the bankruptcy court on February 18, 1998. As of August 3, 1999, when S&K was purchased by the Company, Mr. Schumacher became a Vice President of S&K working in the areas of sales, and R&D. Prior to S&K, he worked at Lucas Aerospace providing electrical and mechanical engineering and support in building Harrier Jet Engines and Jet
Engine test cells for the U.S. Marine Corps. He has a BS in Aeronautical Engineering from Thomas Edison University and Aeronautical Engineering and Flight Training from Embrey Riddle University.

Samuel Schwartz, 79, has been a Director of the Company since August 1987 and served as Chairman of the Board from February 1993 until May 1999. From 1959 to 1993 he was the Chairman and CEO of Krystinel Corporation, a manufacturer of ceramic magnetic components used in electronic circuitry. He received a B.Ch.E from Rensselaer Polytechnic Institute in 1941 and a M.Ch.E from New York University in 1948.

J. Duncan Urquhart, 45, has been a Director of the Company since September 1988. Since October 1999 he has been a Consultant Associate with Re:Sources Connection LLC, which provides contract accounting services. From October 1997 to December 1998, Mr. Urquhart was Director of Business Operations at The Gun Parts Corporation, an international supplier of gun parts. Prior to his resignation in October 1997, he was Controller of the Company since January 1988, and Treasurer of the Company since September 1988.

Directors are presently paid no fee for their service as Directors. The Board of Directors held nine meetings in the fiscal year ended February 28, 1999. Each of the Directors attended 100% of the aggregate of meetings of the Board and committee meetings of which he was a member.

The Board of Directors has a nominating committee to research and determine candidates for nomination as Directors of the Company (the "Nominating Committee"). The Nominating Committee presently consists of Messrs. Schwartz and Urquhart. The Nominating Committee did not meet during the fiscal year ended February 28, 1999. The Nominating Committee will consider nominees recommended by shareholders; no special procedure needs to be followed in submitting such recommendation.

The Company has no audit committee.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate remuneration paid or accrued by the Company through February 28, 1999 for the Chief Executive Officer of the Company. No other executive officer received aggregate remuneration that equaled or exceeded $100,000 for the fiscal year ended February 28, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                           Long Term
                                          Annual Compensation             Compensation
                                                                       Awards, Securities         All Other
Name and Principal Position    Year     Salary ($)     Bonus ($)     Underlying Options (#)    Compensation ($)(1)
------------------------------------------------------------------------------------------------------------------
James L. Kehoe                 1999     $115,000         $0                      0                 $2,300
Chief Executive Officer        1998      102,000          0                200,000                  1,244
                               1997       85,000          0                      0                    818

(1) Dollar amounts are Company contributions under the SARSEP described below.

EMPLOYMENT ARRANGEMENTS

Under the terms of an Employment Agreement dated October 14, 1993, Dr. Harvey L. Berger is eligible to receive an annual salary of $77,500 and incentive compensation of up to $10,000 based upon the Company's quarterly and annual profit performance. This annual salary and incentive compensation is to be reviewed annually. During fiscal 1999 Dr. Berger received an annual salary of $85,000 and no incentive compensation.

Under  the  terms  of an  Employment  Agreement  dated  August  3,  1999,  Kevin
Schumacher is eligible to receive an annual base salary of $126,000 as Vice President of S&K. In addition, Mr. Schumacher is eligible for an annual cash bonus determined as a percentage of S&K's net income without deduction for depreciation ("cash flow"). Under this plan, Mr. Schumacher is entitled to share in a cash bonus equal to 7.5% of the increase in S&K's cash flow year-over-year up to the first 40% of such increase, and 15% of the increase in S&K's cash flow year-over-year above 40% of such increase.

STOCK OPTION PLAN

The Company has in effect the 1993 Stock Incentive Plan (the "1993 Plan"). An aggregate of 750,000 shares of common Stock was reserved for issuance pursuant to the 1993 Plan. As of August 3, 1999 there were outstanding options to purchase an aggregate of 710,124 shares of common stock at prices ranging from $.24 to $.60 per share. During the last fiscal year, no grants of stock options were made to the executive officer named in the Summary Compensation Table. Mr. Kehoe voluntarily forfeited options for 30,000 shares in June 1999 to make options available for issuance to other employees.

Shown below is information with respect to exercises of stock options during the last completed fiscal year by the executive officer named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                     Number of securities
                                                    underlying unexercised    Value of unexercised
                                                    options at fiscal year    in-the-money options
                                                            end (#)           at fiscal year end ($)
                    Shares                          -----------------------------------------------
                   acquired on        Value               Exercisable/            Exercisable/
     Name          exercise (#)     realized ($)         unexercisable           unexercisable
----------------------------------------------------------------------------------------------
James L. Kehoe         0                0                  240,000/0                  0/0

Description of Simplified Employee Pension Plan

The Company maintains a Simplified Employee Pension Plan including a Salary Reduction option ("SARSEP") for employees of the Company pursuant to the Internal Revenue Code. Under the SARSEP plan an eligible employee may elect to make a salary reduction of up to 15% of his compensation as defined in the plan, with the Company making a contribution currently equal to 2% of the employee's compensation. Employee contributions for any calendar year are limited to a specific dollar amount that is indexed to reflect inflation.

Board Report on Executive Compensation

The compensation of the executive officers of the Company is set by the Company's Board of Directors based upon the recommendations of the Compensation Committee which is composed of Christopher L. Coccio, Samuel Schwartz and J. Duncan Urquhart, all Directors of the Company. Compensation is set at levels competitive with executive officers with similar qualifications, experience and responsibilities of similar businesses. Such individuals receive a base salary and incentive compensation based on the achievement of certain operating objectives. The Compensation Committee serves an advisory function only. See Compensation Committee Interlocks and Insider Participation.

                               BOARD OF DIRECTORS:

             John J. Antretter                      Kevin Schumacher
             Harvey L. Berger                       Samuel Schwartz
             Christopher L. Coccio                  J. Duncan Urquhart
             James L. Kehoe

Compensation Committee Interlocks and Insider Participation

The Company's Board of Directors has a Compensation Committee composed of Christopher L. Coccio, Samuel Schwartz and J. Duncan Urquhart, all Directors of the Company. However, the Compensation Committee serves an advisory function only. All decisions regarding compensation are made by the full Board of Directors, including Mr. Antretter, Dr. Berger, Mr. Kehoe and Mr. Schumacher who could participate in decisions regarding the compensation of the Company's executive officers, including their own.

Performance Graph

The graph below compares five-year cumulative total return for a shareholder investing $100 in the Company on February 29, 1994, with the Standard & Poor's 500 Composite Index, a performance indicator of the overall stock market, and the Standard & Poor's index of Manufacturing Diversified Industrials, an index of the Company's peer groups, assuming reinvestment of all dividends.

                                      [OBJECT OMITTED]

                                         -------------------------------------------------------------
                                         1994       1995        1996       1997        1998       1999
------------------------------------------------------------------------------------------------------
S&P 500 COMP-LTD                  o      $100       $107        $145       $182        $246       $295
------------------------------------------------------------------------------------------------------
Manufacturing (DIVERS)-500       |X|     $100       $106        $153       $202        $248       $271
------------------------------------------------------------------------------------------------------
Sono-Tek Corporation              o      $100       $122        $106        $53        $141        $47
------------------------------------------------------------------------------------------------------

Beneficial Ownership of Shares

The following information is furnished as of August 4, 1999 to indicate beneficial ownership of the Company's Common Stock by each Director and nominee, by each executive officer, by all Directors and executive officers as a group and by each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Such information has been furnished to the Company by the indicated owners. Unless otherwise indicated, the named person has sole voting and investment power.

  Name (and address if                    Amount
   more than 5%) of                    Beneficially
   Beneficial owner                       Owned                   Percent
-------------------------------------------------------------------------
Directors
     *John J. Antretter                   365,000(1)                3.5%
     *Harvey L. Berger                    366,700(2)                3.5%
     *Christopher L. Coccio                15,000                    **
     *James L. Kehoe                      731,317(3)                7.1%
     *Kevin Schumacher                    405,000(4)                3.9%
     *Samuel Schwartz                     953,276(5)                9.2%
     *J. Duncan Urquhart                   10,000(6)                 **

Executive Officers
     *Kathleen N. Martin                   77,500(7)                 **
     *William J. McCormick                131,210(8)                1.3%

All Executive Officers and
          Directors as a Group          3,055,002(9)               29.6%

Additional 5% owners

     Herbert Spiegel                      514,692(10)               5.0%
     425 East 58th Street
     New York, NY 10022

*c/o Sono-Tek Corporation, 2012 Route 9W, Bldg. 3, Milton, NY  12547.
** Less than 1%
(1) Includes options to purchase 15,000 shares under the 1993 Plan, 150,000 shares and warrants to purchase 200,000 shares awarded by the Board of Directors on August 3, 1999 upon the acquisition of S&K.
(2) Includes 4,000 shares in the name of Dr. Berger's wife and includes options to purchase 45,000 shares under the 1993 Plan.
(3) Includes options to purchase 240,000 shares under the 1993 Plan, warrants to purchase 300,000 shares awarded by the Board of Directors in May 1999, 100,000 shares awarded by the Board of Directors on August 3, 1999 upon the acquisition of S&K, 10,000 shares purchased August 3, 1999 through the Private Placement Memorandum and 47,917 shares from the conversion of accrued bonuses on August 3, 1999.
(4) On August 3, 1999, 405,000 shares were issued as part of the Stock Purchase of S&K. 105,000 shares vest at the first anniversary date, with an additional 100,000 shares vesting on August 3 of each 2001, 2002 and 2003, subject to divestment under certain circumstances specified in the Stock Purchase
Agreement. Mr. Schumacher possesses voting rights with respect to all 405,000 shares.
(5) Includes 166,667 shares issued for the conversion of a convertible secured subordinated promissory note in the principle sum of $50,000 and 12,888 shares issued for accrued interest of $3,866 related to the note. Also assumes the exercise of a warrant Mr. Schwartz received upon conversion of a secured subordinated promissory note, which warrant is exercisable at $.65 per share for an additional 71,400 shares of Common Stock. Includes warrants to purchase 300,000 shares awarded by the Board of Directors in May 1999. Also includes
166,667  shares  purchased   August  3,  1999  through  the  Private   Placement
Memorandum.
(6) Includes vested options to purchase 10,000 shares granted in May 1999 under the 1993 Plan. An additional 10,000 shares vest upon completion of Mr. Urquhart's current term on the Board of Directors.
(7) Includes vested options to purchase 22,500 shares under the 1993 Plan. An additional 27,500 shares vest over the next two years. Also includes 50,000 shares purchased August 3, 1999 through the Private Placement Memorandum.
(8) Includes vested options to purchase 33,500 shares under the 1993 Plan. An additional 16,500 shares vest over the next two years. Also includes 83,333 shares purchased August 3, 1999 through the Private Placement Memorandum and 9,377 shares from the conversion of an accrued bonus on August 3, 1999.
(9) Includes options to purchase 366,000 shares under the 1993 Plan, 179,555 shares from the conversion of debt and interest and 71,400 shares from warrants in footnote 5 above, warrants to purchase 600,000 shares awarded by the Board of Directors in May 1999, 655,000 shares issued and warrants to purchase 200,000 shares issued at the acquisition of S&K on August 3, 1999, 300,000 shares issued August 3, 1999 through the Private Placement Memorandum and 57,293 shares issued August 3, 1999 for the conversion of accrued bonuses.
(10) Includes 216,667 shares issued for the conversion of a convertible secured subordinated promissory note in the principle sum of $65,000 and 16,754 shares issued for accrued interest of $5,026 related to the note. Also assumes the exercise of a warrant Mr. Spiegel received upon conversion of a secured subordinated promissory note, which warrant is exercisable at $.65 per share for an additional 92,820 shares of Common Stock.

Certain Transactions

On February 26, 1999 the Directors of the Company agreed to reduce the conversion price of the Convertible Secured Subordinated Promissory Notes from $0.70 per common share to $0.30 per common share. In addition to changing the conversion price of the Notes, the Directors also extended the term of the Warrants from August 15, 2000 to February 28, 2002, adjusted the exercise price from $1.50 per share to $0.65 per share, provided that if the Company's common stock trades at a price greater than $1.95 per share for a period of thirty consecutive trading days, the Company can force the exercise of the Warrants within ninety days of providing notice to the holder, and obtained a waiver of all events and prospective events of default. Samuel Schwartz agreed to convert $50,000 in principal and $3,866 in interest into 179,555 shares of common stock, and Herbert Spiegel agreed to convert $65,000 in principal and $5,026 in interest into 233,421 shares of common stock. As a result of the conversion, the Company recorded a non-cash charge of $302,857 due to the lowered conversion price, and a non-cash charge of $51,423 due to the lowered warrant price.

During Fiscal 1999 Samuel Schwartz and James L. Kehoe loaned the Company a total of $88,000 that was not repaid at February 28, 1999. The demand loans carried an interest rate of prime plus 2% (9.75% at February 28, 1999). Subsequent to year end, Messrs. Schwartz and Kehoe loaned an additional $77,000 to the Company. In May 1999, the Board of Directors awarded each of them warrants to purchase 300,000 shares of the Company's common stock in consideration of their forebearance on these demand loans.

In May 1999, the Company's Board of Directors adopted a program to award its non-employee directors 10,000 stock options in consideration of each year of service to the Company to commence with the 1999 election of Directors.

J. Duncan Urquhart was awarded options to purchase 20,000 shares of the Company's common stock under the 1993 Plan in recognition of his many years of service as a Board member. 10,000 of these shares vested immediately. An additional 10,000 shares will vest upon the completion of Mr. Urquhart's current term on the Board of Directors.

On August 3, 1999 the Company acquired S&K. This acquisition was effected by the Company acquiring all of the outstanding stock of S&K. 810,000 shares of the Company's common stock valued at $0.30 per share were issued to the two principles of S&K one of whom is Kevin Schumacher, a Director. At the same time, James L. Kehoe, Chief Executive Officer and a Director of the Company was awarded 100,000 shares of the Company's common stock and John J. Antretter, a Director of the Company was awarded 150,000 shares of the Company's common stock and warrants to purchase 200,000 shares of the Company's common stock at $0.30 per share for services rendered in conjunction with the acquisition. Kevin Schumacher was appointed a Director of the Company by the Board of Directors.

Also on August 3, 1999, the Company issued 666,667 shares of common stock at $0.30 per share as offered under a Private Placement Memorandum dated May 5, 1999. 310,000 of these shares were purchased by officers and directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Samuel Schwartz, a Director, did not timely file a Form 4 with respect to certain shares of stock he acquired upon conversion of outstanding debt. Kathleen N. Martin, Chief Financial Officer and Treasurer did not timely file a Form 5 with respect to certain options granted by the Board of Directors. J. Duncan Urquhart, a Director, did not timely file a Form 4 with respect to certain options granted by the Board of Directors.

ITEM 2. APPROVAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY

The Company's articles of incorporation currently provide for 12,000,000 authorized shares of common stock. As of August 4, 1999, there were 8,065,628 outstanding shares of common stock, outstanding options to purchase an aggregate of 710,124 shares of common stock under the 1993 Stock Incentive Plan and outstanding warrants to purchase an aggregate of 1,561,840 shares of common stock, for a total of 10,337.592 shares. In order to attract additional outside investment and ensure the continued viability of the 1993 Stock Incentive Plan, the Board of Directors believes that additional authorized shares of the Company's common stock are needed. The Board of Directors therefore recommends increasing the number of authorized shares of the Company's common stock from 12,000,000 shares to 25,000,000 shares. With the additional authorized shares, the Company will be able to make the stock available to outside investment and will be able to increase the number of shares issuable under the 1993 Stock Incentive Plan to attract and retain qualified personnel.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY.

ITEM 3. APPROVAL TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 1993 STOCK
                                 INCENTIVE PLAN

The Company currently has outstanding options to purchase an aggregate of 710,124 shares of common stock under the 1993 Stock Incentive Plan. The 1993 Plan allows the issuance of options to purchase 750,000 shares of common stock. In order to insure the continued viability of the 1993 Plan and to facilitate the hiring and retention of qualified personnel, the Board of Directors believes that additional options will be necessary under the 1993 Plan. The Board of Directors believes that stock options are an integral part of the hiring and retention of employees, including all employees of S&K. The Board of Directors recommends increasing the number of shares issuable under the 1993 Stock Incentive Plan from 750,00 shares to 1,500,000 shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 1993 STOCK INCENTIVE PLAN.

                 ITEM 4. RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Deloitte & Touche LLP, Certified Public Accountants, to audit the books of account and other records of the Company for the fiscal year ending February 29, 2000. Said firm served in this capacity for the fiscal year ended February 28, 1999. In the event of a negative vote, the Board of Directors will reconsider its election. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

THE  BOARD  OF  DIRECTORS   RECOMMENDS  THAT  THE  SHAREHOLDERS   VOTE  FOR  THE
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                              ITEM 5. OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

Expenses

The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting will be borne by the Company. The
Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expense of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and facsimile by officers and other regular employees of the Company but no additional compensation will be paid to such individuals.

Future Shareholders Proposals

Proposals of shareholders intended to be presented at the next annual meeting (expected to be held in August 2000) under SEC Rule 14a-8 must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting (expected to be mailed in mid-June 2000) not later than April 15, 2000.

Notice of shareholder matters intended to be submitted at the next annual meeting outside the processes of Rule 14a-8 will be considered untimely if not received by the Company a reasonable time before the Company mails its proxy materials for its next annual meeting. Since the Company expects to mail its proxy materials in mid-June 2000, the Company intends to take the position that notice of such matters is untimely if not received by May 1, 2000. The discretionary authority described above with respect to other matters coming before the meeting will be conferred with respect to any such untimely matters.

August 30, 1999

                               FORM OF PROXY CARD

Please mark your votes as in this example

                                 FOR all nominees         WITHHOLD AUTHORITY
                                  listed at right           to vote for all
                                 (except as marked)     nominees listed at right

                                                                                Nominees:
1.  The election of three (3)                                                   John J. Antretter
     Directors of the Company.                                                  Harvey L. Berger
                                                                                Christopher L. Coccio


(INSTRUCTION: To withhold authority to vote for any
individual nominee, strike a line through the nominee's
name in the list to the right)
                                                       FOR       AGAINST        ABSTAIN
2.   Approve the increase in the number of
     authorized shares of the Company from
     12,000,000 shares to 25,000,000 shares.

3. Approve the increase in the number of shares issuable under the 1993 Stock Incentive Plan from 750,000 shares to 1,500,000 shares.

4.   Ratify the appointment of Deloitte & Touche
     LLP as the Company's independent auditors.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

PLEASE  SIGN,  DATE AND  RETURN  THE PROXY  CARD  PROMPTLY,  USING THE  ENCLOSED
ENVELOPE.

Your signature on this proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated August 30, 1999.

SIGNATURE(S): __________________________ Date: ___________
                                         (Signature)

SIGNATURE(S): __________________________ Date: ___________
             (Signature if held jointly)

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              SONO-TEK CORPORATION
                 2012 Route 9W, Bldg. 3, Milton, New York, 12547
           This Proxy is solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Sono-Tek Corporation, a corporation under the laws of the State of New York, hereby appoints James L. Kehoe and J. Duncan Urquhart as my (our) proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated on the reverse, all of the shares of Sono-Tek Corporation, which the undersigned is or may be entitled to vote at the Annual Meeting of Shareholders to be held in the Stewart Room at the Ramada Inn, 1055 Union Avenue, Newburgh, New York 12550, at 10:00 A.M., New York time, on September 23, 1999, or any adjournment thereof. The Board of Directors recommends a vote FOR the proposals on the reverse side.

                  IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE